Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$664,070
Unrealized Gain (Loss) on Market Value of Futures	(958,770)
Dividend Income	218
Interest Income	245
Total Income (Loss)	$(294,237)

Expenses
General Partner Management Fees	$9,309
Brokerage Commissions	1,385
NYMEX License Fee	233
Non-interested Directors' Fees and Expenses	168
Prepaid Insurance Expense	35
Other Expenses	7,106
Total Expenses	18,236
Expense Waiver	(4,779)
Net Expenses	$13,457
Net Income (Loss)	$(307,694)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/12	$19,006,598
Net Income (Loss)	(307,694)

Net Asset Value End of Month	$18,698,904
Net Asset Value Per Unit (550,000 Units)	$34.00

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502